UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2025, Eterna Therapeutics Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that for the last 35 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”).

Nasdaq Listing Rule 5810(c)(3)(C) provides a compliance period of 180 calendar days, or until July 7, 2025, in which to regain compliance with the Market Value Standard. If at any time during the compliance period the Company’s MVLS closes at $35 million or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has regained compliance. In the event the Company does not regain compliance with the Market Value Standard by July 7, 2025, the Staff will provide the Company notice that the Company’s securities will be subject to delisting, at which time, the Company may appeal the delisting determination.

The Notice has no immediate effect on the Company’s Nasdaq listing, and its common stock will continue to be listed under the symbol “ERNA.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On January 3, 2025, Dorothy Clarke submitted her resignation from the Board of Directors (the “Board”) of the Company, effective at 11:59 p.m. Eastern Time on January 6, 2025. Ms. Clarke’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and Ms. Clarke continues to serve as the Company’s general counsel.

Appointment of Director

On January 6, 2025, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Dr. Elena Ratner to the Board effective January 7, 2025. Dr. Ratner will serve as a member of the Board until the Company’s 2025 Annual Meeting of Stockholders and until her successor is duly elected or appointed and qualified or her earlier death, resignation or removal. The Board determined that Dr Ratner is as an “independent director” under applicable rules of the Nasdaq Stock Market. Dr. Ratner will not serve on any committees of the Board at this time.

There are no arrangements or understandings between Dr. Ratner and any other person pursuant to which Dr. Ratner was appointed as a member of the Board.

The Company has not engaged in any transaction, and there is no currently proposed transaction, in which Dr. Ratner had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Dr. Ratner will participate in the standard non-employee director compensation arrangements with respect to annual Board member compensation and Board committee member retainers described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 7, 2024. The Company also expects to enter into its standard director and officer indemnification agreement with Dr. Ratner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: January 10, 2025	By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer

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